    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 14, 2000
                                         REGISTRATION NO. 333-_____

                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                          --------------------------

                           INTERACTIVE NETWORK, INC.

            (Exact name of Registrant as Specified in Its Charter)
            ------------------------------------------------------

                California                              94-3025019
       (State or Other Jurisdiction                   (I.R.S. Employer
     of Incorporation or Organization)               Identification No.)

                             1161 OLD COUNTY ROAD
                           BELMONT, CALIFORNIA 94002
                   (Address of Principal Executive Offices)

               INTERACTIVE NETWORK, INC. 1999 STOCK OPTION PLAN
                           (Full Title of the Plan)
               ------------------------------------------------

                                BRUCE W. BAUER
                                   PRESIDENT
                           INTERACTIVE NETWORK, INC.
                             1161 OLD COUNTY ROAD
                           BELMONT, CALIFORNIA 94002
                    (Name and Address of Agent for Service)

                                (650) 508-8793
         (Telephone Number, Including Area Code, of Agent For Service)

                                   Copy to:
                           ROBERT S. TOWNSEND, ESQ.
                            MORRISON & FOERSTER LLP
                               425 MARKET STREET
                        SAN FRANCISCO, CALIFORNIA 94105
                                (415) 268-7000

                        CALCULATION OF REGISTRATION FEE

                                                       Proposed                Proposed
                               Amount                  Maximum                  Maximum              Amount of
Title of Securities             to be               Offering Price         Aggregate Offering       Registration
to be Registered              Registered            Per Share(2)                Price                   Fee
-------------------           ----------          -----------------        ------------------       ------------
Common Stock, no              3,650,000(1)            $ 5.28125                $ 19,276,562             $ 5,089
par value per share

     (1) Represents shares available for grant under the 1999 Stock Incentive Plan.
     (2) Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. Computation based upon the average of the high and low prices of the Registrant's Common Stock as reported on the OTC Bulletin Board on March 7, 2000.

                                   PART I

                          INFORMATION REQUIRED IN THE
                           SECTION 10 (A) PROSPECTUS

     The documents containing the information concerning the Interactive Network, Inc. 1999 Stock Option Plan specified in Part I of Form S-8 (plan information and registrant information and employee plan annual information) will be sent or given to employees as specified by Securities and Exchange Commission (the "Commission") Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents filed by Interactive Network, Inc. (the "Registrant") with the Commission are incorporated by reference herein:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, filed on March 30, 1999, pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange Act").

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the audited financial statements covered in (a) above.

     (c) The description of the Registrant's Common Stock which is contained in its Registration Statement (No. 33-42951) on Form S-1 filed with the Commission on September 24, 1991.

          All documents filed by the Registrant with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents.

          Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant's Bylaws provide that the Company will indemnify its agents to the fullest extent permitted by California law. The Registrant is also empowered under its Bylaws to enter into indemnification agreements with its directors and officers and to purchase insurance on behalf of any person whom it is required or permitted to indemnify. The Registrant has entered into indemnification agreements with each of its directors and executive officers.

     In addition, the Registrant's Amended and Restated Articles of Incorporation provide that the liability of the Registrant's directors shall be eliminated to the fullest extent permissible under California law. This provision in the Amended and Restated Articles of Incorporation does not eliminate a director's duty of care, and in appropriate circumstances equitable remedies such as an injunction or other forms of non-monetary relief will remain available under California law. Each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant, for acts or omission not in good faith or involving intentional misconduct or knowing violations of law, for acts or omissions that the director believes to be contrary to the best interests of the Registrant or its shareholders, for any transaction from which the director derived an improper personal benefit, for improper transactions between the director and the Registrant and for improper distributions to shareholders and loans to directors and officers. This provision also does not affect a director's responsibilities under any laws, such as the federal securities laws or state or federal environmental laws.

     The Registrant has entered into agreements with its directors and executive officers that require the Registrant to indemnify such persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer of the Registrant or any of its affiliated enterprises, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreement also sets forth certain procedures that will apply in the event of a claim for indemnification thereunder.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.   EXHIBITS.

  4.1 Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 4.1 to the Registrant's Form S-8 Registration Statement, as filed with the Commission on November 10,
          1992).

  4.2 Certificate of Determination of the Registrant, filed with the California Secretary of State on September 20, 1994 (incorporated by reference to Exhibit 3.3 to the Registrant's Form 8-K Report, as filed with the Commission on October 3, 1994).

  4.3 Certificate of Amendment of Amended and Restated Articles of Incorporation of Registrant, dated May 22, 1995 (incorporated by reference to Exhibit 3.3 of the Registrant's Form 10-K Annual Report, as filed with the Commission on March 30, 1999).

  4.4 Bylaws of the Registrant, as amended (incorporated by reference to Exhibit 4.2 to the Registrant's Form S-8 Registration Statement, as filed with the Commission on November 10, 1992).

  4.5 Amendment to By-laws of the Registrant, dated February 26, 1999 (incorporated by reference to Exhibit 3.4(b) of the Registrant's Form 10-K Annual Report, as filed with the Commission on March 30, 1999).

  5.1     Opinion of Morrison & Foerster LLP.

 23.1     Consent of KPMG LLP, Independent Public Accountants.

 23.2     Consent of Morrison & Foerster LLP (contained in Exhibit 5.1).

 24.1     Power of Attorney (see signature page of this Registration Statement).

ITEM 9.   UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
          Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold upon the termination of the Interactive Network, Inc. 1999 Stock Incentive Plan.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnity provisions summarized in Item 6 above or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Belmont, State of California, on February 22, 2000.


                              INTERACTIVE NETWORK, INC.

                              By:  /s/ Bruce W. Bauer
                                   -----------------------
                                   Bruce W. Bauer
                                   President


                               POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bruce W. Bauer, with full power to act alone, as his or her true and lawful attorney-in-fact, with the power of substitution, for and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact may lawfully do or cause to be done by virtue hereof.


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


     SIGNATURE                      TITLE                            DATE
     ---------                      -----                            ----

/s/ Bruce W. Bauer              Chairman of the                February 18, 2000
-----------------------------
      Bruce W. Bauer            Board of Directors,
                                Chief Executive
                                Officer and President
                                (Principal Executive Officer)

/s/ John J. Bohrer              Director, Secretary            February 18, 2000
-----------------------------
      John J. Bohrer            and Treasurer
                                (Principal Financial and
                                Accounting Officer)

/s/ William H. Green            Director                       February 21, 2000
-----------------------------
      William H. Green


/s/ William L. Groeneveld       Director                       February 22, 2000
-----------------------------
      William L. Groeneveld

EXHIBIT INDEX

EXHIBIT
NUMBER                   DESCRIPTION
------                   -----------

 4.1 Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 4.1 to the Registrant's Form S-8 Registration Statement, as filed with the Commission on November 10,
          1992).

 4.2 Certificate of Determination of the Registrant, filed with the California Secretary of State on September 20, 1994 (incorporated by reference to Exhibit 3.3 to the Registrant's Form 8-K Report, as filed with the Commission on October 3, 1994).

 4.3 Certificate of Amendment of Amended and Restated Articles of Incorporation of Registrant, dated May 22, 1995 (incorporated by reference to Exhibit 3.3 of the Registrant's Form 10-K Annual Report, as filed with the Commission on March 30, 1999).

 4.4 Bylaws of the Registrant, as amended (incorporated by reference to Exhibit 4.2 to the Registrant's Form S-8 Registration Statement, as filed with the Commission on November 10, 1992).

 4.5 Amendment to By-laws of the Registrant, dated February 26, 1999 (incorporated by reference to Exhibit 3.4(b) of the Registrant's Form 10-K Annual Report, as filed with the Commission on March 30, 1999).

 5.1      Opinion of Morrison & Foerster LLP.

23.1      Consent of KPMG LLP, Independent Public Accountants.

23.2      Consent of Morrison & Foerster LLP (contained in Exhibit 5.1).

24.1      Power of Attorney (see signature page of this Registration Statement).